                                                                       EXHIBIT 4

                                VOTING AGREEMENT

         This VOTING AGREEMENT is entered into as of June 4, 2003 (this "Agreement") among (i) Made2Manage Systems, Inc., an Indiana corporation (the "Company"); (ii) BV Holding Company, Inc., a Delaware corporation ("Buyer"); and
(iii) the shareholders listed on the signature pages hereto (collectively, "Shareholders" and each individually, a "Shareholder"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

                                    RECITALS:

         A. As of the date hereof, the Shareholders collectively own of record and beneficially shares of capital stock of the Company, as set forth on
Schedule I hereto (such shares, or any other voting or equity of securities of the Company hereafter acquired by any Shareholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares").

         B. Concurrently with the execution of this Agreement, Buyer and the Company are entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, a subsidiary of Buyer will be merged with and into the Company, and the Company will be the surviving corporation (the "Merger").

         C. As a condition to the willingness of Buyer to enter into the Merger Agreement, Buyer has required that the Shareholders agree, and in order to induce Buyer to enter into the Merger Agreement, the Shareholders are willing to agree, to vote in favor of adopting the Merger Agreement and approving the Merger, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

1.       Voting of Shares.

         1.1. Voting. Each Shareholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, at the Shareholders Meeting or any other meeting of the shareholders of the Company called with respect to any of the following matters, however called, and in any action by written consent of the shareholders of the Company, such Shareholder will vote, or cause to be voted, all of his, her or its respective Shares:

                          (a) in favor of the Company Voting Proposal, the adoption of the Merger Agreement and the approval of the Merger contemplated by the Merger Agreement, as the Merger Agreement may be modified or amended from time to time according to its terms; and

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                            Voting Agreement - Page 2

                          (b) against (i) any other Company Acquisition Transaction; or (ii) any action or agreement, including any proposed amendment of the Company's articles of incorporation or bylaws or other proposal or transaction involving the Company or any of its subsidiaries which action, agreement, amendment or other proposal or transaction would in any manner impede, interfere with, delay, or attempt to frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement including, without limitation, any action or agreement that would result in a breach in any material respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Merger Agreement (each of the foregoing in clause (i) or (ii) above, a "Competing Transaction").

         1.2. Grant of Proxy. Each Shareholder hereby irrevocably grants to, and appoints, Buyer, and any individual designated in writing by it, and each of them individually, as its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote his, her or its Shares at any meeting of the shareholders of the Company called with respect to any of the matters specified in, and in accordance and consistent with this
Section 1. Each Shareholder understands and acknowledges that Buyer is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement. Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Except as otherwise provided for herein, each Shareholder hereby (i) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked; (ii) ratifies and confirms that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof; and (iii) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 23-1-31-2 of the IBCL. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

2. Transfer of Shares. Each Shareholder covenants and agrees that such Shareholder will not directly or indirectly, (a) sell, assign, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge (except in connection with a bona fide loan transaction, provided that any pledgee agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber the Shares prior to the Expiration Date and also agrees to be subject to the Proxy), encumber or otherwise dispose of any of the Shares, (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares. Notwithstanding the foregoing, a Shareholder may transfer the Shares to a member of such Shareholder's immediate family or to a trust or other entity created by such Shareholder for tax or estate planning purposes, provided that any such transferee agrees to assume the obligations of the Shareholder hereunder with respect to any Shares so transferred.

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                            Voting Agreement - Page 3

3. Representations and Warranties of the Shareholders. Each Shareholder on its own behalf hereby severally represents and warrants to Buyer with respect to itself and its, his or her ownership of the Shares as follows:

         3.1. Ownership of Shares. On the date hereof, the Shares are owned beneficially by Shareholder or its nominee, and the Shares represent all of the shares of Common Stock owned (beneficially or of record) by such Shareholder. Shareholder has sole voting power, without restrictions, with respect to all of the Shares. The Shares are free and clear of all liens, pledges, security interests, claims, options, rights of first refusal and any other similar restrictions.

         3.2. Power, Binding Agreement. Shareholder has (and will have) the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Shareholder will not violate any agreement to which Shareholder is a party, including, without limitation, any voting agreement, shareholders' agreement, partnership agreement or voting trust. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         3.3. No Conflicts. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Shareholder or any of its properties or assets, other than such conflicts, violations or defaults or terminations, cancellations or accelerations which individually or in the aggregate do not impair the ability of Shareholder to perform its obligations hereunder.

4.       No Solicitation. Notwithstanding the fiduciary duties set forth in
Section 7 of any Shareholder who is a director, prior to the termination of this Agreement in accordance with its terms, each Shareholder agrees, in its individual capacity as a shareholder of the Company, that (a) it will not, nor will it authorize or permit any of its employees, agents and representatives to, directly or indirectly, (i) initiate, solicit or encourage any inquiries or the making of any Competing Transaction, (ii) enter into any agreement with respect to any Competing Transaction, or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, and (b) it will notify Buyer as soon as possible if any such inquiries or proposals are received by, any information or documents is requested from, or any negotiations or discussions are sought to be initiated or continued with, it or any of its affiliates in its individual capacity.

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                            Voting Agreement - Page 4

5. Termination. This Agreement (including the proxies granted herein) shall terminate and shall have no further force or effect upon earlier to occur of (i) the Effective Time and (ii) the date of the termination of the Merger Agreement in accordance with its terms.

6. Specific Performance. The parties hereto agree that (i) the representations, warranties, covenants and restrictions set forth in this Agreement are necessary, fundamental and required for the protection of Buyer and to preserve for Buyer the benefits of the Merger Agreement and the transactions contemplated thereby; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each such representation, warranty, covenant and restriction a special, unique, and extraordinary value; and (iii) a breach of any such representation, warranty, covenant or restriction, or any other term or provision of this Agreement, will result in irreparable harm and damages to Buyer which cannot be adequately compensated by a monetary award. Accordingly, the parties hereby agree that in addition to all other remedies available at law or in equity, Buyer shall be entitled to the immediate remedy of specific performance, a temporary and/or permanent restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any representations, warranties, covenants or restrictions set forth in this Agreement, or to specifically enforce the terms and provisions hereof.

7. Fiduciary Duties. Each Shareholder is signing this Agreement solely in such Shareholder's capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Shareholder from taking or not taking any action in his or her capacity as an officer or director of the Company to the extent permitted by the Merger Agreement, as determined by such Shareholder in good faith after consultation with and advice from outside counsel to the Company.

8.       Miscellaneous.

         8.1. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

         8.2. Invalidity. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

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                            Voting Agreement - Page 5

         8.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana without regard to the principles of conflicts of law thereof.

         8.4. Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

         8.5. Further Assurances. Each Shareholder shall, upon request of the Buyer, execute and deliver any additional documents and take such further actions as may reasonably be deemed by the Buyer to be necessary or desirable to carry out the provisions hereof and to vest the power to vote such Shareholder's Shares as contemplated by Section 1 in the Buyer.

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                            Voting Agreement - Page 6

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

                                     MADE2MANAGE SYSTEMS, INC.

                                     By: /s/ David B. Wortman
                                        ________________________________________
                                     Name:  David B. Wortman
                                     Title: President and CEO

                                     BV HOLDING COMPANY, INC.

                                     By: /s/ R. David Tabors
                                        ________________________________________
                                              R. David Tabors, President

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                      [SIGNATURE PAGE TO VOTING AGREEMENT]

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                            Voting Agreement - Page 7

                                     SHAREHOLDERS:

                                     /s/ David B. Wortman
                                     ___________________________________________
                                     DAVID B. WORTMAN

                                     /s/ Traci M. Dolan
                                     ___________________________________________
                                     TRACI M. DOLAN

                                     /s/ Gary W. Rush
                                     ___________________________________________
                                     GARY W. RUSH

                                     /s/ Joseph S. Swern
                                     ___________________________________________
                                     JOSEPH S. SWERN

                                     /s/ Richard G. Halperin
                                     ___________________________________________
                                     RICHARD G. HALPERIN

                                     /s/ Rudolph J. Herrmann
                                     ___________________________________________
                                     RUDOLPH J. HERRMANN

                                     /s/ Ray Vallillo
                                     ___________________________________________
                                     RAY VALLILLO

                                     /s/ Katherine L. Kinder
                                     ___________________________________________
                                     KATHERINE L. KINDER

                      [SIGNATURE PAGE TO VOTING AGREEMENT]

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                            Voting Agreement - Page 8

                                                                      SCHEDULE I

                                                              NUMBER OF SHARES
   SHAREHOLDER                ADDRESS OF SHAREHOLDER          OF COMMON STOCK
David B. Wortman          450 E. 96th Street, Suite 300           98,400
                              Indianapolis, IN 46240

Traci M. Dolan            450 E. 96th Street, Suite 300            2,500
                              Indianapolis, IN 46240

Gary W. Rush              450 E. 96th Street, Suite 300           24,000
                              Indianapolis, IN 46240

Joseph S. Swern           450 E. 96th Street, Suite 300           10,000
                              Indianapolis, IN 46240

Richard G. Halperin       450 E. 96th Street, Suite 300           12,900
                              Indianapolis, IN 46240

Rudolph J. Herrmann       450 E. 96th Street, Suite 300              400
                              Indianapolis, IN 46240

Ray Vallillo              450 E. 96th Street, Suite 300              200
                              Indianapolis, IN 46240

Katherine L. Kinder       450 E. 96th Street, Suite 300            5,000
                              Indianapolis, IN 46240

TOTAL:                                                           153,400

                      [SIGNATURE PAGE TO VOTING AGREEMENT]